UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2006

CVS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2006 the Management Planning & Development Committee (the “Committee”) of the Board of Directors of CVS Corporation (the “Company”) established the targets for the Company’s 2006 annual incentive plan. Amounts for the 2006 awards will be based on the Company’s consolidated earnings before interest and taxes. The target awards are 100% of base salary for Douglas A. Sgarro, Executive Vice President of Strategy and Chief Legal Officer and President of CVS Realty Co., with a maximum target opportunity of 110% of base salary; 115% for David B. Rickard, Executive Vice President, Chief Financial Officer and Chief Administrative Officer, Larry J. Merlo, Executive Vice President of Stores, and Chris W. Bodine, Executive Vice President of Merchandising and Marketing, with a maximum target opportunity of 125%; and 185% for Thomas M. Ryan, Chairman of the Board of Directors, President and Chief Executive Officer, with a maximum target opportunity of 200%. The actual award may vary from 0 to 200% of the maximum target opportunity, based on the actual level of achievement against the established performance target. On the same date, the Committee established the performance criteria for the 2006 – 2008 performance cycle under the Company’s Long-Term Performance Share Plan. Actual awards, if any, are paid at the end of the 3-year cycle 50% in cash and 50% in CVS shares subject to a two-year holding requirement. The criterion for this cycle is diluted earnings per share compound annual growth rate for the 3-year performance cycle. Target awards are $3,600,000 for Mr. Ryan, $900,000 for each of Messrs. Rickard, Merlo, and Bodine, and $800,000 for Mr. Sgarro. Actual awards may range from 0 to 200% of the target award, based on the actual level of achievement against the established performance targets. For Mr. Ryan, whose base salary had not been increased since April 2001, the Committee approved a new salary of $1,200,000. For the other named executive officers the Committee also approved new base salaries as follows: Mr. Rickard, $725,000; Mr. Merlo, $650,000; Mr. Bodine, $650,000; and Mr. Sgarro, $525,000.

In addition, the Committee recommended, and the Board of Directors approved on March 1, 2006, an increase in the annual retainer for non-employee directors from $50,000 to $65,000, payable 50% in CVS shares and 50% in cash. The increase will take effect in May 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On March 1, 2006, Stanley P. Goldstein confirmed to the Company his intention to retire from the Board of Directors, effective at the time of the Company’s annual meeting of stockholders, to be held on May 11, 2006. Mr. Goldstein therefore will not stand for re-election to Board of Directors at the annual meeting. Mr. Goldstein is the retired founder of the Company. He served as Chairman of the Board of the Directors from January 1987 to April 1999 and was Chief Executive Officer of the Company from January 1987 to May 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

By:	/s/ David B. Rickard

David B. Rickard Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Dated: March 3, 2006